Exhibit 99.3

                              Marketing Materials

FACTS ABOUT CONVERSION

The Board of Directors of Cohoes Savings Bank ("Cohoes Savings") unanimously adopted a Plan of Conversion to convert from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in common shares of Cohoes Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will become the holding company for Cohoes Savings following the Conversion. In connection with the Conversion, SFS Bancorp, Inc. ("SFS"), the holding company for Schenectady Federal Savings, of Schenectady, New York, will be merged into the Holding Company ("Merger").

Investment in the common shares of Cohoes Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors" on page xx.

WHY IS COHOES SAVINGS CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions:

o The stock form of organization offers many competitive advantages, including growth opportunities and increased capital levels.

o The Conversion will permit the Bank's customers and members of the local community to become equity owners and to share in the future of the Company and the Bank.

o The Conversion will facilitate the proposed merger with SFS Bancorp, Inc.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion and Merger will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted into stock.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING?
--------------------------------------------------------------------------------
Certain past and present depositors of Cohoes Savings and the Holding Company's Employee Stock Ownership Plan are eligible to purchase common shares in the subscription offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
Cohoes Bancorp, Inc. is offering up to 8,050,000 common shares, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 common shares. The maximum amount of shares that a person may purchase in any particular priority category in the Offering is generally limited to 25,000 shares. No person, together with associates and persons acting in concert with such person, may purchase more than 80,500 shares

WILL THE COMMON SHARES BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common shares, the Holding Company's common shares will not be insured.

DO MEMBERS HAVE TO BUY COMMON SHARES?
--------------------------------------------------------------------------------
No. However, the Conversion will allow depositors of Cohoes Savings an opportunity to buy common shares and become shareholders of the holding company for the local financial institution with which they do business.

HOW DO I ORDER COMMON SHARES?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Eastern Time on December xx, 1998.

HOW MAY I PAY FOR MY COMMON SHARES?
--------------------------------------------------------------------------------
First, you may pay for common shares by check, cash or money order. Interest will be paid by Cohoes Savings on these funds at the passbook rate, which is currently x.xx%, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Cohoes Savings for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY COHOES SAVINGS IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common shares in connection with the Conversion from your existing

Cohoes Savings IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Sales Center for additional information.

WILL DIVIDENDS BE PAID ON THE COMMON SHARES?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE COMMON SHARES BE TRADED?
--------------------------------------------------------------------------------
The Holding Company's stock is expected to trade on The Nasdaq National Market under the symbol "XXXX." However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF COHOES SAVINGS PLANNING TO PURCHASE SHARES?
--------------------------------------------------------------------------------
Yes! The officers and directors of Cohoes Savings plan to purchase, in the aggregate, $4,590,000 worth of shares or approximately 5.7% of the common shares offered at the maximum of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of common shares in the Conversion.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor is entitled to cast one vote for each $100, and a proportionate fractional vote for an amount of less than $100, on deposit as of the voting record date, up to 1,000 votes.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving written notice of revocation or in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

For Additional Information You May Call Our Stock Sales Center Monday through Wednesday 9:00 a.m. to 3:00 p.m., Thursday 9:00 a.m. to 6:00 p.m. or Friday 9:00 a.m. to 4:00 p.m.

                        STOCK SALES CENTER (xxx) xxx-xxxx
                              Cohoes Bancorp, Inc.
                                  xxxxxxxxxxxxx
                             Cohoes, New York 12047

--------------------------------------------------------------------------------
                                    QUESTIONS

                                       AND

                                     ANSWERS

--------------------------------------------------------------------------------




                              Cohoes Bancorp, Inc.





                                     [LOGO]









THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                                               November xx, 1998

Dear Member:

We are pleased to announce that Cohoes Savings Bank ("Cohoes Savings") is converting from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Cohoes Bancorp, Inc., the newly-formed corporation that will become the holding company for Cohoes Savings, is offering common shares in a subscription offering (the "Offering") to certain of our depositors and our Employee Stock Ownership Plan, pursuant to a Plan of Conversion. In connection with the Conversion, SFS Bancorp, Inc. ("SFS"), the holding company for Schenectady Federal Savings Bank, located in Schenectady, New York, will be merged into the Holding Company ("Merger").

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Cohoes Savings' Plan of Conversion has been approved by the Superintendent of Banks of the State of New York and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting to be held on December xx, 1998. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of Cohoes Savings feels that the Conversion will offer a number of advantages, such as an opportunity for depositors of Cohoes Savings to become shareholders. Please remember:

     o Your accounts at Cohoes Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

     o Members have a right, but no obligation, to subscribe for common shares before they are offered to the public. Voting for the Conversion does not obligate you to purchase stock.

     o Like all stock, the common shares issued in the Offering WILL NOT BE INSURED BY THE FDIC.

Enclosed are materials describing the Offering. We urge you to read these materials carefully. If you are interested in purchasing the common shares of Cohoes Bancorp, Inc., your Stock Order Form and Certification Form and payment must be received by Cohoes Savings prior to 12:00 Noon, Eastern Time, on December xx, 1998.

If you have additional questions regarding the Offering, please call us at (xxx) xxx-xxxx, Monday through Wednesday from 9:00 a.m. to 3:00 p.m., Thursday from 9:00 a.m to 6:00 p.m., Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Sales Center at xxxxxxxxxxx, Cohoes, New York.

Best regards,



Harry L. Robinson
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

November xx, 1998


Dear Friend:

We are pleased to announce that Cohoes Savings Bank ("Cohoes Savings") is converting from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Cohoes Bancorp, Inc., the newly-formed corporation that will become the holding company for Cohoes Savings, is offering common shares in a subscription offering (the "Offering") to certain depositors and our Employee Stock Ownership Plan, pursuant to a Plan of Conversion. In connection with the Conversion, SFS Bancorp, Inc. ("SFS"), the holding company for Schenectady Federal Savings Bank, located in Schenectady, New York, will be merged into the Holding Company ("Merger").

Because we believe you may be interested in learning more about the merits of the common shares of Cohoes Bancorp, Inc. as an investment, we are sending you the following materials which describe the Offering.


     PROSPECTUS: This document provides detailed information about operations at Cohoes Savings and the Offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

     STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Eastern Time, on December xx, 1998.

As a friend of Cohoes Savings, you will have the opportunity to buy common shares directly from Cohoes Bancorp, Inc. in the Conversion without paying a commission or a fee. If you have additional questions regarding the Conversion and the Offering, please call us at (xxx) xxx-xxxx Monday through Wednesday from 9:00 a.m. to 3:00 p.m., Thursday from 9:00 a.m. to 6:00 p.m., Friday from 9:00 a.m to 4:00 p.m., or stop by the Stock Sales Center at xxxxxxxxxxx, Cohoes, New York.

We are pleased to offer you this opportunity to become a shareholder of Cohoes Bancorp, Inc.

Best regards,



Harry L. Robinson
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                                               November xx, 1998
Dear Member:

We are pleased to announce that Cohoes Savings Bank ("Cohoes Savings") is converting from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Cohoes Bancorp, Inc., the newly-formed corporation that will become the holding company for Cohoes Savings, is offering common shares in a subscription offering (the "Offering") to certain of our depositors and our Employee Stock Ownership Plan, pursuant to a Plan of Conversion. In connection with the Conversion, SFS Bancorp, Inc. ("SFS"), the holding company for Schenectady Federal Savings Bank, located in Schenectady, New York, will be merged into the Holding Company ("Merger").

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Cohoes Savings' Plan of Conversion has been approved by the Superintendent of Banks of the State of New York and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting to be held on December xx, 1998. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of Cohoes Savings feels that the Conversion will offer a number of advantages, such as an opportunity for depositors of Cohoes Savings to become shareholders. Please remember:

         Your accounts at Cohoes Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

         There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

         Members have a right, but no obligation, to subscribe for common shares before they are offered to the public. Voting for the Conversion does not obligate you to purchase stock.

          Like all stock, the common shares issued in the Offering WILL NOT BE INSURED BY THE FDIC.

Enclosed are materials describing the Offering. We urge you to read these materials carefully. If you are interested in purchasing the common shares of Cohoes Bancorp, Inc., your Stock Order Form and Certification Form and payment must be received by Cohoes Savings prior to 12:00 Noon, Eastern Time, on December xx, 1998.

If you have additional questions regarding the Offering, please call us at (xxx) xxx-xxxx, Monday through Wednesday from 9:00 a.m. to 3:00 p.m., Thursday from 9:00 a.m to 6:00 p.m., Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Sales Center at xxxxxxxxxxx, Cohoes, New York.

Best regards,



Harry L. Robinson
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                               [GRAPHIC OMITTED]


                   [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]



November xx, 1998



To Members and Friends of Cohoes Savings Bank
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Cohoes Savings Bank ("Cohoes Savings" or the "Bank") in its conversion from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion") and the concurrent offering of common shares by Cohoes Bancorp, Inc.. (the "Holding Company"), the newly formed corporation that will become the holding company of Cohoes Savings following the Conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in the Holding Company's common shares being offered to the customers of Cohoes Savings Bank. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Sales Center located at xxxxxxxxxxx, Cohoes, New York or feel free to call the Stock Sales Center at
(xxx) xxx-xxxx.

Very truly yours,



Keefe, Bruyette & Woods, Inc.





THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November xx, 1998


Dear Member:

We are pleased to announce that Cohoes Savings Bank ("Cohoes Savings") is converting from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Cohoes Bancorp, Inc., the newly-formed corporation that will become the holding company for Cohoes Savings, is offering common shares in a subscription offering. In connection with the Conversion, SFS Bancorp ("SFS") and its subsidiary, Schenectady Federal Savings of Schenectady, New York, will be merged into the Holding Company ("Merger").

Unfortunately, Cohoes Bancorp, Inc. is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of Cohoes Bancorp, Inc.

However, as a member of Cohoes Savings, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on December xx, 1998. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on December xx, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Best Regards,



Harry L. Robinson
President and Chief Executive Officer

November xx, 1998


Dear Prospective Investor:

We are pleased to announce that Cohoes Savings Bank ("Cohoes Savings") is converting from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Cohoes Bancorp, Inc., the newly-formed corporation that will become the holding company for Cohoes Savings, is offering common shares in a subscription offering and community offering (collectively, the "Offering"). In connection with the Conversion, SFS Bancorp, Inc. ("SFS"), the holding company for Schenectady Federal Savings, of Schenectady, New York, will be merged into the Holding Company ("Merger").

We have enclosed the following materials which will help you learn more about the merits of Cohoes Bancorp, Inc. as an investment. Please read and review the materials carefully.

         PROSPECTUS:   This  document   provides   detailed   information  about
         operations at Cohoes Savings Bank and the Offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

         STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 noon, Eastern Time, on December xx, 1998.

We invite our loyal customers and local community members to become shareholders of Cohoes Bancorp, Inc.. Through the Offering you have the opportunity to buy common shares directly from Cohoes Bancorp, Inc., without paying a commission or a fee.

If you have additional questions regarding the Conversion and the Offering, please call us at (xxx) xxx-xxxx, Monday through Wednesday from 9:00 a.m. to 3:00 p.m., Thursday from 9:00 a.m. to 6:00 p.m., Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Sales Center at xxxxxxxxxxxxxx Cohoes, New York.


Best regards,



Harry L. Robinson
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.